                                                                     EXHIBIT 4.1


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                    NEWCITY COMMUNICATIONS, INC., as Issuer,




                                  $75,000,000



                   11 3/8% Senior Subordinated Notes due 2003





                                   INDENTURE



                          Dated as of November 2, 1993





                           SHAWMUT BANK CONNECTICUT,
                        NATIONAL ASSOCIATION, as Trustee


================================================================================

                             CROSS-REFERENCE TABLE



           TIA                                     Indenture
         Section                                    Section
         310(a)(1)                                  7.10
            (a)(2)                                  7.10
            (a)(3)                                  N.A.
            (a)(4)                                  N.A.
            (b)                                     7.08; 7.10; 12.02
            (c)                                     N.A.

         311(a)                                     7.11
            (b)                                     7.11
            (c)                                     N.A.

         312(a)                                     2.05
            (b)                                     12.03
            (c)                                     12.03

         313(a)                                     7.06
            (b)(1)                                  N.A.
            (b)(2)                                  7.06; 12.02
            (c)                                     7.06; 12.02
            (d)                                     7.06

         314(a)                                     4.03; 4.18; 12.02
            (b)                                     N.A.
            (c)(1)                                  12.04
            (c)(2)                                  12.04
            (c)(3)                                  N.A.
            (d)                                     N.A.
            (e)                                     12.05
            (f)                                     N.A.

         315(a)                                     7.01(b)
            (b)                                     7.05; 12.02
            (c)                                     7.01(a)
            (d)                                     7.01(c)
            (e)                                     6.11

         316(a)(last sentence)                      12.06
            (a)(1)(A)                               6.05
            (a)(1)(B)                               6.04
            (a)(2)                                  N.A.
            (b)                                     6.07

         317(a)(1)                                  6.08
            (a)(2)                                  6.09
            (b)                                     2.04

         318(a)                                     12.01

                           N.A. means Not Applicable


         Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


Article                                                                                                              Page
- -------                                                                                                              ----
I        DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.01    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02    Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.03    Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .  16
         1.04    Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

II       THE NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.01    Dating; Incorporation of Form in Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.02    Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.03    Registrar and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.04    Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.05    Noteholder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.06    Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.07    Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.08    Outstanding Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.09    Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.10    Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.11    Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

III      REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.01    Right to Redeem; Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.02    Selection of Notes to Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.03    Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.04    Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.05    Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.06    Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

IV       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.01    Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.02    Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.03    Provision of Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.04    Limitation on Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.05    Limitation on Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . . . . . . . . . . .  29
         4.06    Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.07    Limitation on Incurrence of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.08    Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         4.09    Limitation on Use of Proceeds from Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


Article                                                                                                              Page
- -------                                                                                                              ----
         4.10    Compliance with Securities Laws upon Purchase of Notes . . . . . . . . . . . . . . . . . . . . . . .  36
         4.11    Limitation on Liens Securing Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  37
         4.12    Limitation on Other Senior Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.13    Limitation on Capital Stock of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.14    Limitation on Sale and Lease-Back
                 Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.15    Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.16    Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.17    Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.18    Compliance Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.19    Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.20    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.21    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.22    Payments for Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

V        MERGER AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.01    When Company or Guarantor May Merge, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.02    Successor Entity Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

VI       DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.01    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         6.02    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         6.03    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.04    Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         6.05    Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.06    Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.07    Rights of Holders to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.08    Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.09    Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.10    Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.11    Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

VII      TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.01    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         7.02    Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.03    Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.04    Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.05    Notice of Defaults or Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.06    Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         7.07    Compensation and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

Article                                                                                                              Page
- -------                                                                                                              ----
         7.08    Replacement of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         7.09    Successor Trustee by Merger, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.10    Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.11    Preferential Collection of Claims against Company  . . . . . . . . . . . . . . . . . . . . . . . . .  56

VIII     SATISFACTION AND DISCHARGE OF INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.01    Termination of Company's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.02    Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.03    Repayment to Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         8.04    Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

IX       AMENDMENTS, SUPPLEMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.01    Without Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.02    With Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         9.03    Compliance with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.04    Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.05    Notation on or Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.06    Trustee to Sign Amendments, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

X        SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.01   Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.02   Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         10.03   Default on Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         10.04   Acceleration of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.05   When Distribution Must Be Paid Over  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.06   Notice by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.07   Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.08   Relative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.09   Subordination May Not Be Impaired by the Company . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.10   Distribution or Notice to Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         10.11   Rights of Trustee and Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         10.12   Authorization to Effect Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         10.13   Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

XI       GUARANTEE OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         11.01   Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         11.02   Agreement to Subordinate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         11.03   Release of Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         11.04   Limitation on Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         11.05   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

XII      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Article                                                                                                              Page
- -------                                                                                                              ----
         12.01   Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.02   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         12.03   Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         12.04   Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . .  79
         12.05   Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         12.06   When Treasury Notes Disregarded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         12.07   Rules by Trustee and Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         12.08   Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         12.09   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         12.10   No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         12.11   No Recourse against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         12.12   Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         12.13   Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         12.14   Table of Contents, Headings, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         12.15   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                 INDENTURE dated as of November 2, 1993 among NEWCITY COMMUNICATIONS, INC., a Delaware corporation (the "Company"), as Issuer, the Guarantors named herein and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                 The parties agree as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11 3/8% Senior Subordinated Notes due 2003 ("Notes"):


                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 101      Definitions.

                 "Acquired Indebtedness" of the Company means Indebtedness of any Person existing at the time such Person merged with or into or became a Subsidiary of the Company or assumed by the Company in connection with the acquisition of assets from such Person.

                 "Affiliate" of any Person means (i) any Person who, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (ii) any Person who is a director or officer of such Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether by contract or otherwise; and the terms "controlling," "controlled by" and "under common control" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the Common Equity of a Person (on a fully diluted basis) or securities convertible into such Common Equity (whether or not currently exercisable) shall be deemed to be control of such Person.

                 "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notice and demands. See Section 2.03.

                 "Asset Sale" means, with respect to any Person, (1) the sale, lease, conveyance, disposition or other transfer by the referent Person of any of its assets (including by way of a Sale and Lease-Back Transaction and including the sale or other transfer of any of the Capital Stock of any Subsidiary of the referent Person) and (ii) the issuance, sale, conveyance, disposition or other transfer by the referent Person of any Capital Stock of the referent Person; provided, however, that notwithstanding the foregoing, the term "Asset Sale" shall not include (A) the sale, lease, conveyance, disposition or other transfer of any assets in the ordinary course of business and consistent with past practice or to a wholly owned Subsidiary of the referent Person or to a Person of whom the referent Person is a wholly owned Subsidiary, and (B) the issuance by the Company of shares of its Capital Stock.

                 "Attributable Debt" means, as of any particular time, the then present value (computed by discounting at the rate of interest per annum borne by the Notes compounded semi-annually) of the obligation of a lessee for Net Rental Payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). "Net Rental Payments" means, under any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not therein designated as rental or additional rental) on account of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

                 "Average Life to Stated Maturity" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                 "Board of Directors" means the Board of Directors of the Company or any committee of the Board of Directors.

                 "Board Resolution" means a resolution duly adopted by the Board of Directors of any Person and which is in full force and effect.

                 "Business Day" means any day other than a Legal Holiday.

                 "Capital Lease Obligation" means, at any time determination thereof is to be made, the amount of liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                 "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents of interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person.

                 A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company's Common Equity, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total voting power of the Company's Common Equity, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Equity of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors, (iii) prior to an Initial Public Offering, Permitted Holders shall cease to own beneficially at least 30% of the total voting power of the Company's Common Equity, (iv) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Equity of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Equity of the Company immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of Common Equity of the surviving corporation immediately after such consolidation or merger or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholder of the Company has been approved by 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors.

                 "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

                 "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

                 "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis (including, but not limited to, dividends, whether paid or accrued, on Subsidiary Preferred Stock, imputed interest included on Capital Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Redeemable Stock (other than dividends paid or payable in shares of Capital Stock or Equity Interests in the Company or its Subsidiaries).

                 "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any Person which is not a Subsidiary or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Subsidiary, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iii) the Net Income of any Subsidiary that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such Person shall be excluded, except to the extent dividends or distributions are actually received by such Person.

                 "Consolidated Net Worth" means, at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of any Person and its Subsidiaries on a consolidated basis, excluding amounts attributable to Redeemable Stock, each item to be determined in conformity with GAAP.

                 "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 777 Main Street, Hartford, Connecticut 06115.

                 "Default" means any event which after notice or passage of time would be an Event of Default as described in Section 6.01.

                 "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) provision for taxes based on income or profits to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (b) Consolidated Interest Expense, to the extent such expense was deducted in computing Consolidated Net

Income, plus (c) depreciation expense, plus (d) amortization expense, plus (e) other non-cash items reducing Consolidated Net Income, minus (f) non-cash items increasing Consolidated Net Income.

                 "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles as applied in the United States set forth in the opinions and pronouncements of the Accounting Principals Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination.

                 "guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring the obligee of such Indebtedness in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                 "Guarantee" means the guarantee of the obligations of the Company pursuant to this Indenture and the Notes, issued by each Guarantor pursuant to Article 11 hereof.

                 "Guarantor" means any of NewCity Broadcasting Company, Inc., a Delaware corporation, NewCity Communications of Alabama, Inc., a Delaware corporation, NewCity Communications of Atlanta, Inc., a Delaware corporation, NewCity Communications of Connecticut, Inc., a Connecticut corporation, NewCity Communications of Daytona, Inc., a Connecticut corporation, NewCity Communications of Florida, Inc., a Delaware corporation, NewCity Communications of Fulton, Inc., a Delaware corporation, NewCity Communications of Massachusetts, Inc., a Delaware corporation, NewCity Communications of San Antonio, Inc., a Delaware corporation, NewCity Communications of Syracuse, Inc., a Delaware corporation, NewCity Communications of Tulsa, Inc., a Delaware corporation, American Comedy Network, Inc., a Delaware corporation, Birmingham Communications, Inc., a Delaware corporation, CommercialWorks, Inc., a Connecticut corporation, NewCity Tulsa Tower, Inc., an Oklahoma corporation, or ParkCity Productions, Inc., a Connecticut corporation.

                 "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

                 "Indebtedness" of any Person means any indebtedness, contingent or otherwise, in respect of borrowed money and deferred interest thereon (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Lease Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum liquidation preference of any Redeemable Stock or Subsidiary Preferred Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, and guarantees of items that would be included within this definition to the extent of such guarantees (regard-less of whether such items would appear upon such balance sheet). For purposes of the preceding sentence, the maximum liquidation preference of any Redeemable Stock or Subsidiary Preferred Stock shall be the greatest amount payable in respect thereof on a liquidation, whether voluntary or involuntary, plus accrued and unpaid dividends. The amount of Indebtedness of any Person at any date shall be, without duplication, (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Initial Public Offering" means the first offer and sale to the public by the Company of shares of any class of the Capital Stock of the Company pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission.

                 "Investments" means, with respect to any Person, (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

                 "Junior Subordinated Notes" means the notes issued on the date hereof in exchange for notes issued by Birmingham Communications, Inc. and NewCity Communications of Fulton, Inc., which notes are subordinated in right of payment to the Notes.

                 "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 "LMA" means a local marketing agreement.

                 "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP, excluding, however,
(i) any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to Sale and Lease-Back Transactions) of any real property or equipment of such Person which is not sold or otherwise disposed of in the ordinary course of business, and (ii) any gain (but not loss) realized upon the sale or other disposition by such Person of any Capital Stock or marketable securities.

                 "Net Proceeds" means the aggregate proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses and severance and shutdown costs incurred as a result thereof, taxes paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets which are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

                 "Notes" means the securities that are issued under this Indenture, as amended or supplemented, from time to time pursuant to this Indenture.

                 "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

                 "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant

Treasurer, Assistant Secretary or Assistant Controller of the Company. See Sections 12.04 and 12.05.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                 "Permitted Holders" means, collectively, any of the holders of the Company's Capital Stock identified under "Stock Ownership" in the final prospectus relating to the offering of the Notes, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the voting securities.

                 "Permitted Indebtedness" means, without duplication, any of the following Indebtedness of the Company or any Subsidiary, as the case may be:

                          (i) Indebtedness of the Company outstanding at any time under the Senior Credit Facility, or any successor or successors thereto, in an aggregate principal amount not to exceed the aggregate commitments as in effect on the date of the Indenture;

                          (ii) Indebtedness and obligations of the Company under the Notes, (b) any Indebtedness and obligations outstanding on the date hereof and (c) Indebtedness and obligations arising after the date hereof in respect of agreements existing as of the date hereof providing for indemnification, adjustment of purchase price or similar obligations incurred in connection with the acquisition of any business;

                          (iii) Indebtedness the proceeds of which are used, directly or indirectly, to refinance outstanding Indebtedness of the Company or any Subsidiary in a principal amount (or, if such Indebtedness does not require cash payments prior to maturity, with an original issue price of such Indebtedness) not to exceed the principal amount of the Indebtedness so refinanced (or, if the Indebtedness being refinanced was issued with an original issue discount, the original issue price plus the amortized portion of the original issue discount to the date that such refinancing Indebtedness was incurred); provided that if the Indebtedness being refinanced is Indebtedness of the Company, such refinancing shall be Indebtedness of the Company; provided, further, that Indebtedness the proceeds of which are used to refinance Indebtedness of the Company that is expressly subordinated in right of payment to the Notes will only be permitted if (x) such Indebtedness is expressly subordinated in right of payment to the Notes at least to the same extent that the Indebtedness to be refinanced is subordinated to the Notes, (y) the Average Life to Stated Maturity of such Indebtedness exceeds the Average Life to Stated Maturity of the Notes, and (z) the final scheduled maturity of such Indebtedness exceeds the final maturity of the Notes; and

                          (iv) Indebtedness of a wholly owned Subsidiary to the Company or the Company to a wholly owned Subsidiary.

                 "Permitted Investments" means (i) certificates of deposit with final maturities of one year or less issued by United States commercial banks having capital and surplus in excess of $100,000,000; (ii) commercial paper with a grade of no less than A1 or P1; (iii) direct obligations of the United States Government or a United States agency with a maturity of one year or less; (iv) money market preferred stock with a rating of "A" or greater; and (v) shares of money market mutual or similar funds having assets in excess of $100,000,000.

                 "Permitted Liens" means (i) Liens existing on the date of this Indenture as specifically identified in the final prospectus relating to the offering of the Notes; (ii) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (viii) judgment and attachment Liens not giving rise to an Event of Default; (ix) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries; (x) any interest or title of a lessor in the property subject to any capital lease obligation or operating lease; (xi) Liens arising from filing Uniform Commercial Code financing statements regarding leases; and (xii) any renewal of or substitution for any Lien permitted by any of the preceding clauses, provided, however, that the Indebtedness secured is not increased nor the Lien extended to any additional property.

                 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Notes), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the second anniversary of the final stated maturity of the Notes, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the second anniversary of the final stated maturity of the Notes.

                 "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                 "Sale and Lease-Back Transaction" means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property owned by the Company or a Subsidiary and sold or transferred by the Company or such Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary).

                 "SEC" means the Securities and Exchange Commission.

                 "Senior Credit Facility" means the Senior Credit Facility in the aggregate principal amount of $15,000,000 from Fleet National Bank to the Company, dated as of October 1, 1993, and any amendments, extensions, refundings or renewals thereof with the same or different lenders.

                 "Senior Indebtedness" means (i) the principal of, premium, if any, and accrued and unpaid interest on, and letters of credit (and matured and unmatured reimbursement obligations with respect thereto) and any fees, expenses, indemnities and other amounts payable under or in connection with the Senior Credit Facility, provided, however, that (a) any Indebtedness under any refinancing, refunding or replacement of the Senior Credit Facility shall not constitute Senior Indebtedness to the extent that Indebtedness thereunder is by its terms expressly subordinate in right of payment to any other Indebtedness of the Company and (b) all interest accruing after the filing of a petition by or against the Company under any Federal, state or foreign bankruptcy or similar law, whether or not such interest is allowed as a claim after such filing in any proceeding under such bankruptcy or similar law, shall constitute Senior Indebtedness; and (ii) the principal of, premium, if any, and accrued and unpaid interest on Indebtedness of the Company, contingent or otherwise, in respect of borrowed money or otherwise, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company,
(iii) any liability for Federal, state, local or other taxes owed or owing by the Company, (iv) Indebtedness of or amounts owed by the Company for compensation to employees and for services, (v) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vi) any Indebtedness which at the time of issuance is issued in violation of the Indenture, and (vii) amounts owing under leases (other than Capital Lease Obligations).

                 "Series B Preferred Stock" means the Series B Preferred Stock of the Company, par value $.05 per share, issued on the date hereof.

                 "Series C Preferred Stock" means the Series C Preferred Stock of the Company, par value $.05 per share, issued on the date hereof.

                 "Specified Senior Indebtedness" means (i) all Senior Indebtedness under the Senior Credit Facility and (ii) all other Senior Indebtedness, which (a) is secured by a Lien or Liens on all or substantially all of the assets of the Company, (b) has at the time of initial issuance an aggregate outstanding principal amount, together with all other Senior Indebtedness sharing pari passu in such Liens, of $5 million or more and (c) is designated as such by the Board of Directors at the time of initial issuance.

                 "Subordinated Indebtedness" means Indebtedness which is subordinated in right of payment to any other Indebtedness of the Company.

                 "Subsidiary" means (i) a corporation, the majority of the Common Equity of which is owned, directly or indirectly through other subsidiaries, by the Company or a subsidiary of the Company, and (ii) any entity other than a corporation, the majority of the Common Equity of which is owned, directly or indirectly through other subsidiaries, by the Company or a subsidiary of the Company.

                 "Subsidiary Preferred Stock" means any Capital Stock issued by a Subsidiary which has any preference as to payment of dividends or upon liquidation over any other Capital Stock of such Subsidiary.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of this Indenture.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                 "Trust Officer" means any officer in the Trustee's principal corporate trust office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "United States" means the United States of America.

                 "wholly owned Subsidiary" means any Subsidiary of the Company all the Common Equity of which is owned by the Company, either directly or through wholly owned Subsidiaries.


Section 202               Other Definitions.

         Term                          Defined in Section
         ----                          ------------------
"Adjusted Net Worth"                          11.04
"Asset Sale Payment"                           4.09
"Asset Sale Payment Date"                      4.09
"Bankruptcy Law"                               6.01
"Change of Control Offer"                      4.08
"Change of Control Payment Date"               4.08
"Custodian"                                    6.01
"Event of Default"                             6.01
"Excess Proceeds"                              4.09
"Excess Proceeds Offer"                        4.09
"Guarantee Date"                              11.04
"Legal Holiday"                               12.08
"Maximum Guaranteed Amount"                   11.04
"Note Proceeds"                               11.04
"Paying Agent"                                 2.03
"Registrar"                                    2.03
"Restricted Payments"                          4.04
"Senior Indebtedness of the Guarantor"        11.02
"U.S. Government Obligations"                  8.01


Section 303               Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Notes.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company or any other obligor on the indenture securities; with respect to the requirement of Sections 312 to 317, inclusive, of the TIA, such term shall include the Guarantors if the Company fails to perform its obligations under such Sections.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 404               Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof;

                 (3)      "or" is not exclusive; and

                 (4) words in the singular include the plural and in the plural include the singular.


                                   ARTICLE II

                                   THE NOTES

Section 101               Dating; Incorporation of Form in Indenture.

                 The Notes, the notation thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements re-quired by law, stock exchange rule, agreements to which the Company is subject, or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

Section 202               Execution and Authentication.

                 Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form. An Officer of each Guarantor shall sign the notation on the Notes relating to the Guarantee by manual or facsimile signature.

                 If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                 A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                 The Trustee shall authenticate Notes for original issue in the aggregate principal amount of $75,000,000 upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

                 The Trustee may appoint an authenticating agent to authenticate Notes. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company.

                 The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

Section 303               Registrar and Paying Agent.

                 The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional co-paying agents. The Company or any Subsidiary may act as Paying Agent, Registrar or co-registrar and the term "Paying Agent" includes any additional paying agent.

                 The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

                 The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands.

Section 404               Paying Agent to Hold Money in Trust.

                 Prior to each due date of the principal or interest on any Notes, the Company (or any other obligor on the Notes) shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. Each Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Notes segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company or a Subsidiary) shall have no further liability for the money.

Section 505               Noteholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 606               Transfer and Exchange.

                 When a Note is presented to the Registrar or a co-registrar with a request to register the transfer, the Registrar or co-registrar shall register the transfer as requested and when Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes and each Guarantor shall endorse the Guarantee thereon at the Registrar's or co-registrar's request.
The Company may charge a reasonable fee for any transfer or exchange and may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06 or 9.05. The Registrar is not required to transfer or exchange any Note (i) during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of a notice of redemption or (ii) selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 707               Replacement Notes.

                 If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and each Guarantor shall endorse the Guarantee thereon if the requirements of Section 8-405 of the Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                 Every replacement Note is an additional obligation of the Company and each Guarantor and shall be entitled to the benefits of this Indenture.

Section 808               Outstanding Notes.

                 Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it and those described in this
Section 2.08 as not outstanding.

                 If a Note is replaced pursuant to Section 2.07, (other than a mutilated Note surrendered for replacement) it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

                 If the Paying Agent (other than the Company or a Subsidiary) holds on a Redemption Date or maturity date money sufficient to pay the principal of and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                 A Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 909               Temporary Notes.

                 Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes and each Guarantor shall endorse the Guarantee thereon. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and each Guarantor shall endorse the Guarantee thereon in exchange for temporary Notes. Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the definitive Notes, including the Guarantee.

Section 1010              Cancellation.

                 The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar or the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment for cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has previously paid or delivered to the Trustee for cancellation.

Section 1111              Defaulted Interest.

                 If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before the special record date, the Company shall mail to each Noteholder a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

                                  ARTICLE III

                                   REDEMPTION

Section 101               Right to Redeem; Notices to Trustee.

                 The Company may redeem the Notes on the terms and conditions set forth in paragraph 5 of the Notes. If the Company elects to redeem the Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give each notice provided for in this Section in an Officers' Certificate delivered at least 50 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

Section 202               Selection of Notes to Be Redeemed.

                 If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection from Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 303               Notice of Redemption.

                 At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed.

                 The notice shall identify the Notes to be redeemed and shall state:

                 (1)      the Redemption Date;

                 (2)      the redemption price;

                 (3) if any Note is to be redeemed in part, the portion of the principal amount to be redeemed, and that on and after the Redemption Date, upon surrender of such Note a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

                 (4)      the name and address of the Paying Agent;

                 (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                 (6) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes estimated to be outstanding after such partial redemption.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 404               Effect of Notice of Redemption.

                 Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to the Redemption Date.

Section 505               Deposit of Redemption Price.

                 Prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.

Section 606               Notes Redeemed in Part.

                 After the Redemption Date, upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note and each Guarantor shall endorse the Guarantee thereon equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV

                                   COVENANTS

Section 101               Payment of Notes.

                 The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds on that date money designated for and sufficient to pay the installment. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate per annum equal to the rate set forth in the title of the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 202               Maintenance of Office or Agency.

                 Pursuant to the provisions of Section 2.03, the Company shall designate in New York City an office or agency where at all times the Notes may be surrendered for registration of transfer or exchange and where at all times the notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. If at any time the Company shall fail to so designate any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

                 The Company may also designate from time to time one or more other offices or agencies where the

Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to so designate as aforesaid an office or agency in New York City for such purposes. The Company shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates the Shawmut Trust Company, 40 Broad Street, New York, New York, as such office or agency of the Company in accordance with this Section.

Section 303               Provision of Reports.

                          (a)     The Company will supply without cost to each
Holder of the Notes, and file with the Trustee within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act.

                          (b)     If the Company is not required to file with
SEC such reports and other information referred to in paragraph (a) above, the Company will furnish without cost to each Holder of the Notes and file with the Trustee (i) within 120 days after the end of each fiscal year, annual reports containing substantially the information required to be contained in Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing substantially the information required to be contained in Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form and (iii) promptly from the time after the occurrence of an event required to be therein reported, such other reports containing substantially the information required to be contained in Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form.

                 At the Company's request and at the Company's expense, the Trustee shall deliver to the Holders the documents required to be delivered by the Company pursuant to this Section.

Section 404               Limitation on Restricted Payments.

                 The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Capital Stock or other Equity Interests (other than dividends or distributions payable to the Company or any of its Subsidiaries or payable in shares of Capital Stock or Equity Interests of the Company or its Subsidiaries (other than Redeemable Stock)), (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Subsidiaries (other than any such Equity Interests owned by the Company or any of its Subsidiaries), (iii) prepay, repay, redeem, defease or otherwise acquire or retire for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that ranks junior or pari passu in right of payment to the Notes (including the Junior Subordinated Notes and capitalized interest thereon), (iv) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a wholly owned Subsidiary), provided, however, that any Subsidiary may guarantee any Senior Indebtedness of the Company or (v) make Investments, other than Permitted Investments, in any Person other than a wholly owned Subsidiary (the foregoing actions set forth in clauses (i) through (v) being referred to as "Restricted Payments") (a) if at the time of such action, or after giving effect thereto, an Event of Default or Default shall have occurred and be continuing; or (b) if after giving effect to such Restricted Payment, the aggregate amount of Restricted Payments subsequent to the date of this Indenture, would exceed: (1) the aggregate EBITDA of the Company or, in the event such aggregate EBITDA shall be a deficit, minus such deficit, accrued subsequent to December 31, 1993 to the end of the fiscal quarter immediately preceding such Restricted Payment, less (2) 1.6 times Consolidated Interest Expense for the same period, plus (3) the aggregate net cash proceeds received by the Company from the issue or sale of Equity Interests of the Company (other than Equity Interests issued or sold to a Subsidiary and other than Redeemable Stock) after December 31, 1993, plus (4) the aggregate net cash proceeds received by the Company upon the exercise of Equity Interests of the Company (other than Equity Interests exercised by a Subsidiary or for Redeemable Stock) after December 31, 1993, plus (5) $1,000,000; or (c) if after giving effect to such Restricted Payment, the ratio of the Company's total Indebtedness to the Company's EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) would be such that the Company would not be permitted to incur $1.00 of additional Indebtedness under Section 4.07 hereof; provided, however, that the provisions of this Section 4.04 shall not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions hereof, (ii) any redemption of the Junior Subordinated Notes or the Series B Preferred Stock or Series C Preferred Stock with all or part of the net proceeds of the sale of WYAI (FM), Atlanta, Georgia, (iii) any repurchase of Capital Stock of the Company from employees of the Company in an aggregate amount not to exceed $500,000, provided, however, that if such Capital Stock is resold to another employee, the aggregate net cash proceeds shall be added back to such $500,000, provided, further, that such sale shall not be included in clause (b)(3) of this Section 4.04 or (iv) an Investment in any Person which, immediately after such Investment, will be a wholly owned Subsidiary, provided that such Person conducts a business which is substantially identical to any business conducted by the Company and its Subsidiaries on the date of this Indenture.

                 Prior to making any Restricted Payment under this Section 4.04, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments was determined and stating that no Default or Event of Default exists and is continuing and no Default or Event of Default will result from making the Restricted Payment. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

Section 505               Limitation on Payment Restrictions Affecting
                          Subsidiaries.

                 The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any Subsidiary,
(ii) make any Investment in the Company or any Subsidiary, (iii) transfer any of its property or assets to the Company or any Subsidiary, or (iv) guarantee any Indebtedness of the Company or any of its Subsidiaries, except any restrictions existing under (a) applicable law, (b) this Indenture, (c) written agreements in effect at the issuance of the Notes as described on Schedule I hereto or restrictions contained in Specified Senior Indebtedness that are no more restrictive than those provided in the Senior Credit Facility as in effect on the date of this Indenture.

Section 606               Limitation on Transactions with Affiliates.

                 The Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (other than the Company or a Subsidiary) unless
(i) the terms of such business, transaction or series of transactions are as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of related transactions in arm's-length dealings with an unrelated third person, (ii) if the business or transaction or series of transactions is in a potential aggregate amount greater than $1,000,000, but less than $3,000,000, such business or transaction or series of transactions shall have been approved in good faith by the Board of Directors and a majority of the independent directors thereof and the Board Resolution provides that the business or transac-tion or series of transactions meets the criterion set forth in (i) above or
(iii) if the business or transaction or series of transactions is in a potential aggregate amount equal to or greater than $3,000,000, but less than $15,000,000, the Company has received the written opinions of two nationally recognized experts with experience in appraising the terms and conditions of the type of business or transaction or series of transactions for which approval is required, selected by the Board of Directors and all the independent directors thereof, and such opinions are to the effect that the business or transaction or series of transactions are fair to the Company from a financial point of view, or (iv) if the business or transaction or series of transactions is in a potential aggregate amount equal to or greater than $15,000,000, the Company has received a written opinion of a nationally recognized investment banking firm to the effect that the transaction is fair to the Company from a financial point of view. For purposes of the preceding sentence, a business or a transaction or series of transactions involving the incurrence of Indebtedness or the issuance of preferred stock shall be valued at the aggregate net proceeds of such Indebtedness or preferred stock, respectively, without regard to interest or dividend payments. Notwithstanding the foregoing, this provision will not apply to (a) any transaction with an officer or director of the Company or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer or director of the Company or of any Subsidiary) or (b) the exercise of any purchase option on a property operated pursuant to an LMA as in effect at the issuance of the Notes.

Section 707               Limitation on Incurrence of Indebtedness.

                 The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable with respect to, or otherwise become responsible for the payment of (collectively, "incur"), any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, provided, however, the Company and its Subsidiaries shall be permitted to incur Indebtedness if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Company's total Indebtedness to the Company's EBITDA (determined on a pro-forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than 6.75 to 1 if the Indebtedness is incurred prior to December 31, 1996 and 6.25 to 1 if the Indebtedness is incurred thereafter; provided, however, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company and the inclusion in the EBITDA of the EBITDA of the acquired Person, business, property or assets. The accrual of deferred interest on the Junior Subordinated Notes shall not be deemed an incurrence of Indebtedness for purposes of this covenant.

                 Notwithstanding the foregoing, the Company may not incur or otherwise cause or suffer to exist any Indebtedness of the Company that ranks junior in right of payment to the Notes that (a) has a maturity date or mandatory sinking fund payment prior to the maturity of the Notes or (b) would become due and payable or be capable of being declared due and payable, with the passage of time or otherwise, prior to the date on which it would otherwise become due and payable, solely as a result of a default or Event of Default under the Notes or a default or event of default under the Senior Credit Facility which would cause Indebtedness thereunder to be capable of being declared due and payable prior to the date on which it would otherwise become due and payable.

Section 808               Change of Control.

                 Following the occurrence of any Change of Control, the Company shall offer (a "Change of Control Offer") to purchase all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount of the outstanding Notes, plus accrued and unpaid interest to the date of purchase. The Change of Control Offer shall be deemed to have commenced upon mailing of the notice described in the next succeeding paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the Change of Control Offer (the "Change of Control Payment Date"), the Company shall purchase and mail or deliver payment for all Notes properly tendered in response to the Change of Control Offer. If the Change of Control Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

                 Within 30 days after any Change of Control, the Company (with notice to the Trustee), or the Trustee at the Company's request, will mail or cause to be mailed to all Holders on the date of the Change of Control a notice of the occurrence of such Change of Control and of the Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which shall govern the terms of the Change of Control Offer, shall state:

                 (1) that the Change of Control Offer is being made pursuant to this Section 4.08, the events causing such Change of Control and the length of time the Change of Control Offer will remain open;

                 (2)      the purchase price and the Change of Control Payment
                          Date;

                 (3) that any Note not tendered will continue to accrue interest;

                 (4) that any Note or portion thereof tendered for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date, except for any Note for which the Change of Control Payment Date falls between an interest payment record date and the related interest payment date, which shall bear interest to such latter date; and

                 (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number and the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased.

                 On or before a Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the purchase price, and the Company and the Guarantors shall execute and the Trustee shall promptly authenticate and mail or deliver to Holders of Notes tendered only in part, a new Note equal in principal amount to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Payment Date. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

Section 909               Limitation on Use of Proceeds from Asset Sales.

                 The Company and its Subsidiaries will not, directly or indirectly, consummate any Asset Sale unless (i) at least 85% of the Net Proceeds from the Asset Sale are received in cash at closing, (ii) the consideration received from such Asset Sale is at least equal to the fair market value of the property sold as determined by the Board of Directors and
(iii) the Company makes an offer (the "Excess Proceeds Offer") to apply the Excess Proceeds (as defined below), once such Excess Proceeds accumulate to a sum greater than $5,000,000 (such sum, without the addition of subsequent Excess Proceeds re-flecting subsequent Asset Sales, referred to herein as the "Asset Sale Payment"), to redeem Notes, on a date not later than 180 days after any Asset Sale which causes such Excess Proceeds to exceed $5,000,000 (the "Asset Sale Payment Date"), at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest to the Asset Sale Payment Date. Any amount of Net Proceeds from an Asset Sale, whether received in cash at the closing of such sale or disposition or subsequently received in cash upon liquidation of non-cash Net Proceeds, shall be deemed Excess Proceeds from such sale or disposition to the extent it is not within 180 calendar days after such sale or disposition, (i) reinvested or contractually committed to be reinvested pursuant to a binding agreement in properties or assets that will be used in the lines of business of the Company and its Subsidiaries existing on the date of such sale or disposition and the Company delivers a notice of such reinvestment to the Trustee within such 180 calendar days, (ii) used for the prepayment of any Senior Indebtedness of the Company, provided, however, such prepayment causes a permanent reduction of borrowing availability under the debt instrument related to such Indebtedness and the Company delivers a notice to such effect to the Trustee within such 180 calendar days or (iii), in the case of proceeds from the sale of WYAI(FM), used for the repayment or redemption of the Junior Subordinated Notes, Series B Preferred Stock or Series C Preferred Stock.

                 Notice of an Excess Proceeds Offer shall be mailed by the Company to all Holders not less than 30 days nor more than 60 days before the Asset Sale Payment Date at their last registered address. The Excess Proceeds Offer shall remain open from the time of mailing until five days before the Asset Sale Payment Date. The notice shall be accompanied by a copy of the most recent report furnished to the Holders pursuant to Section 4.03 hereof. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

                 (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.09;

                 (2) the Asset Sale Payment, the purchase price (including the amount of accrued interest) and the Asset Sale Payment Date;

                 (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                 (4) that, unless the Company defaults in the making of the Asset Sale Payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Asset Sale Payment Date;

                 (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three days prior to the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

                 (6) that if Notes in a principal amount in excess of the Asset Sale Payment are tendered pursuant to the Excess Proceeds Offer, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company and the Trustee so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired); and

                 (7) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                 Before an Asset Sale Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Excess Proceeds Offer (on a pro rata basis if required pursuant to paragraph (6) above), (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the purchase price, and the Company and the Guarantors shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Asset Sale Payment Date. For purposes of this Section 4.09, the Trustee shall act as the Paying Agent.

                 After the Asset Sale Payment Date, any Excess Proceeds not used to repurchase Notes (excluding Excess Proceeds received after the Asset Sale causing the repurchase, which shall be available for subsequent Asset Sale Payments in subsequent Excess Proceeds Offers) shall be available for general corporate purposes and shall not be applied to subsequent Excess Proceeds Offers.

                 All cash Net Proceeds from an Asset Sale shall be invested only in Permitted Investments until reinvested, used for prepayment of debt, used to repurchase Notes or made available for general corporate purposes all in accordance with this Section 4.09.

                 Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Capital Stock of a Subsidiary except pursuant to an Asset Sale of all the Capital Stock of such Subsidiary.

Section 1010              Compliance with Securities Laws upon Purchase of
                          Notes.

                 In connection with any offer to purchase or purchase of Notes under Sections 4.08 or 4.09 hereof, the Company shall (i) comply with Rule 14e-1 under the Exchange Act and (ii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections
4.08 and 4.09 to be exercised in the time and in the manner specified in Sections 4.08 and 4.09.

Section 1111              Limitation on Liens Securing Subordinated
                          Indebtedness.

                 The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired after the date hereof or any income or profits therefrom securing (i) any Subordinated Indebtedness of the Company, unless the Company provides, and causes its Subsidiaries to provide, concurrently or immediately thereafter, that the Notes are equally and ratably secured, provided that, if such Subordinated Indebtedness is expressly subordinated to the Notes, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes, and provided, further, that this clause (i) shall not be applicable to any Liens securing any such Indebtedness which became Indebtedness of the Company pursuant to a transaction subject to the provisions of Article 5 or which constitutes Acquired Indebtedness and which Liens were in existence at the time of such transaction (unless such Indebtedness was incurred or such Lien created in connection with, or in contemplation of, such transaction), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than property or assets acquired in such transaction; or (ii) any assumption, guarantee or other liability of any Subsidiary of the Company in respect of any Subordinated Indebtedness of the Company, unless a substantially similar assumption, guarantee or other liability of such Subsidiary in respect of the Notes, concurrently or immediately thereafter, shall be equally and ratably secured, provided that if such Subordinated Indebtedness is expressly subordinated in right of payment to the Notes, the Lien securing the assumption, guarantee or other liability of such Subsidiary in respect to such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the assumption, guarantee or other liability of such Subsidiary in respect of the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes, and provided, further, that this clause
(ii) shall not be applicable to Liens securing any such assumption, guarantee or other liability which existed at the time such Subsidiary became a Subsidiary of the Company or which constitutes Acquired Indebtedness of a Subsidiary and which Liens were in existence at the time of such transaction (unless such assumption, guarantee or other liability was incurred or such Lien created in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company), so long as such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the assets of such Person.

Section 1212              Limitation on Other Senior Subordinated Indebtedness.

                 The Company will not create, incur, assume, guarantee or in any manner become liable with respect to any Indebtedness (other than the Notes) that is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is also pari passu with or subordinate in right of payment to the Notes, pursuant to subordination provisions substantially similar to those contained in Article 10 hereof.

Section 1313              Limitation on Capital Stock of Subsidiaries.

                 The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary (other than under the Senior Credit Facility or a successor facility or under the terms of any Specified Senior Indebtedness) or (ii) permit any of its Subsidiaries to issue any Capital Stock, other than to the Company or a wholly owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.09 hereof or the issuance of Subsidiary Preferred Stock in compliance with Section 4.07 hereof.

Section 1414              Limitation on Sale and Lease-Back Transactions.

                 The Company will not, and will not permit any Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a Board Resolution of the Company, and (ii) the Company could incur Attributable Debt in respect of such Sale and Lease-Back Transaction under Section 4.07 hereof.

Section 1515              Corporate Existence.

                 Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company and the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary (except as provided in Article 11), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the Noteholders.

Section 1616              Payment of Taxes and Other Claims.

                 The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and
(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings if adequate reserves, if necessary, have been made for such disputed amounts.

Section 1717              Notice of Defaults.

                 In the event that the Company becomes aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

Section 1818              Compliance Certificates.

                 The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the Certificates shall describe the Default or Event of Default and the efforts to remedy the same. The first certificates to be delivered by the Company pursuant to this Section shall be for the fiscal year ending December 31, 1993.

Section 1919              Waiver of Stay, Extension or Usury Laws.

                 The Company and each Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 2020              Properties.

                 The Company shall cause all properties used in the conduct of its businesses and the business of each of the Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors, or of an officer (or other agent employed by the Company) of the Company having managerial responsibility for any such property, desirable in the conduct of the business of the Company or the Subsidiary and not disadvantageous in any material respect to the Holders.

Section 2121              Insurance.

                 The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance for itself and where appropriate for its Subsidiaries, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

Section 2222              Payments for Consent.

                 Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Noteholders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE V

                           MERGER AND SALE OF ASSETS

Section 101               When Company or Guarantor May Merge, etc.

                 Neither the Company nor any Guarantor shall consolidate with or merge with or into, or transfer all or substantially all of its assets in one transaction or a series of related transactions to, any Person unless:

                 (1) either the Company or such Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Guarantor, as the case may be, as an entirety or substantially as an entirety are transferred, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes or such Guarantor under the Guarantee and this Indenture shall remain in full force and effect;

                 (2) the Person formed by such consolidation or surviving such merger or to which the properties and assets of the Company or such Guarantor, as the case may be, as an entirety or substantially as an entirety are transferred, shall have a Consolidated Net Worth after giving effect to such transaction (including the assumption by the successor of the Notes but excluding any write-ups of assets resulting from such transaction) equal to or greater than the Consolidated Net Worth of the Company or such Guarantor, as the case may be, immediately preceding such transaction;

                 (3) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

                 (4) the Company, such Guarantor or the successor, as the case may be, for the last four full fiscal quarters preceding the date of the transaction for which financial statements are available, on a pro forma basis to give effect to the transaction, would be entitled to incur, immediately following the transaction, $1.00 of additional Indebtedness under Section 4.07 hereof; and

                 (5) the Company or such Guarantor, as the case may be, has delivered to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (2) and (4)) and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided relating to such transaction have been complied with.

                 Notwithstanding the foregoing, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.

Section 202               Successor Entity Substituted.

                 Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or any Guarantor, in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein. When a successor Person assumes all of the obligations of the Company or any Guarantor, as the case may be, hereunder and under the Notes or the Guarantee, the predecessor shall be released from such obligation.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

Setion 101                Events of Default.

                 An "Event of Default" occurs if one of the following shall have occurred and be continuing:

                 (1) the Company defaults in the payment of (i) interest on any Note and the default continues for a period of 30 days, or (ii) the principal of or premium, if any, on any Notes when the same becomes due and payable at maturity, acceleration, on the Redemption Date, on the Change in Control Payment Date, on any Asset Sale Payment Date or otherwise;

                 (2) The Company or any Guarantor fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clause (1) above) and such failure continues for 30 days after receipt by the Company of a Notice of Default;

                 (3) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee is now existing or hereafter created, and the default relates to (a) the obligation to pay principal on such Indebtedness when due and such default is not cured or waived or paid within any grace period and such principal payment, together with any other principal amount in default, aggregates $3,000,000 or more or (b) any other obligation which results in such Indebtedness being accelerated prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $3,000,000 or more;

                 (4) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case or proceeding;

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                          (D) makes a general assignment for the benefit of its creditors; or

                          (E) admits in writing its inability to pay its debts generally as they become due;

                 (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding;

                          (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its properties;

                          (C) orders the liquidation of the Company or any Subsidiary;

                          (D) and in each case the order or decree remains unstayed and in effect for 60 days; or

                 (6) final judgments for the payments of money which in the aggregate exceed $1,000,000 shall be rendered against the Company or any Subsidiary by a court and shall remain unstayed or undischarged for a period of 45 days.

                 The term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding notify the Company and the Trustee, of the default and the Company does not cure the default within the time specified in clause (2) above after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                 Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or written notice thereof shall have been given to a Trust Officer of the Trustee at the Corporate Trust Office by the Company, the Paying Agent, any Holder of a Note or an agent of such Holder.

Section 202               Acceleration.

                 If any Event of Default under clauses (1), (2), (3) or (6) occurs and is continuing, the Trustee may, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare the principal of the Notes, premium, if any, and accrued interest due and payable (i) immediately if no amount is outstanding and no commitment is in effect under the Specified Senior Indebtedness or (ii) if any amount is outstanding or any commitment is in effect under the Specified Senior Indebtedness, upon the earlier of three business days after delivery of the acceleration notice to the Company by the Trustee or the Holders, as the case may be, or acceleration of the Specified Indebtedness, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Notes by appropriate judicial proceedings. If any Event of Default under clauses (4) or (5) occurs, all principal, premium, if any, and interest on the Notes will immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee and to the Company may rescind an acceleration and its consequences (except an acceleration due to a default in payment of the principal and interest on any of the Notes) if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

Section 303               Other Remedies.

                 If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 404               Waiver of Past Defaults.

                 The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Default or Event of Default and its consequences except (a) an Event of Default described in Section 6.01(1) hereof, or (b) a Default in respect of a provision that under Section 9.02 hereof cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 505               Control by Majority.

                 The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 606               Limitation on Suits.

                 A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

                 (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 30 days after receipt of the notice, the request and the offer of indemnity; and

                 (5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 30-day period.

                 A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

Section 707               Rights of Holders to Receive Payment.

                 Notwithstanding any other provisions of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, or interest, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes, any Redemption Date, any Change in Control Payment Date or any Asset Sale Payment Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

Section 808               Collection Suit by Trustee.

                 If an Event of Default described in Section 6.01(1) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Notes for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.07 hereof.

Section 909               Trustee May File Proofs of Claim.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Notes or their respective properties, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

                 (1) to file and prove a claim for the whole amount of the principal amount, premium, if any, and interest on the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 1010              Priorities.

                 If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 7.07 hereof;

         Second: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

         Third: the balance, if any, to the Company, or its designee.

                 The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 1111              Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.


                                  ARTICLE VII

                                    TRUSTEE

Section 101               Duties of Trustee.

                 (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b)      Except during the continuance of an Event of Default:

                          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                          (2) In the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
                          (b) and (c) of this Section 7.01.

                 (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

                 (f) The Trustee shall not be liable for interest on any money received by it. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Sectin 202                Rights of Trustee.

                 Subject to Section 7.01:

                 (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                 (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 303               Individual Rights of Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 404               Trustee's Disclaimer.

                 The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 505               Notice of Defaults or Events of Default.

                 If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Noteholder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or an Event of Default in payment of any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

Secton 606                Reports by Trustee to Holders.

                 Within 60 days after each May 15 beginning with May 15, 1994, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

                 A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company agrees to notify the Trustee whenever the Notes become listed on any stock exchange.

Section 707               Compensation and Indemnity.

                 The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 The Company shall indemnify the Trustee, its agents, employees, officers, directors and stockholders for, and hold them harmless against, any loss, liability or expense incurred by them in connection with their duties under this Indenture. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

                 The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its negligence or bad faith.

                 To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property held in trust to pay principal and interest on particular Notes.

Section 808               Replacement of Trustee.

                 The Trustee may at any time resign by so notifying the Company. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the removed Trustee and the Company and may appoint a successor Trustee with the Company's written consent. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4)      the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

Section 909               Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 1010              Eligibility; Disqualification.

                 This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b), provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 1111              Preferential Collection of Claims against Company.

                 The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 101               Termination of Company's Obligations.

                 The Company may terminate all of its obligations under the Notes and this Indenture, and the obligations of the Guarantors shall terminate, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder. In addition, the Company may elect to have either paragraph (a) or (b) below applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (c) below.

                 (a) Upon exercise of the option applicable to this paragraph (a), the Company and each Guarantor shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (c) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations and, to the extent applicable, the Guarantors' obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Sections 7.07 and 8.03, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.01. Subject to compliance with this Section 8.01, the Company may exercise its option under this paragraph (a) notwithstanding the prior exercise of its option under paragraph (b) below with respect to the Notes.

                 (b) Upon exercise of the option applicable to this paragraph (b), the Company and, to the extent applicable, each Guarantor shall be released and discharged from their obligations under any covenant contained in Article 5 and in Sections 4.03 through
                          4.07 and 4.09 through 4.14 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders of Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                 (c) The following shall be the conditions to the application of either paragraph (a) or (b) above to the outstanding Notes:

                          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, sufficient to pay (upon initial deposit without need for reinvestment) principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder;

                          (2) the Company has delivered to the Trustee an Officers' Certificate stating that (A) all conditions precedent provided for relating to either the legal defeasance under paragraph
                                  (a) above or the covenant defeasance under paragraph (b) above, as the case may be, have been complied with and (B) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness;

                          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

                          (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                          (5)     in the case of an election under paragraph
                                  (a) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
                                  (b) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred; and

                          (6)     in the case of an election under paragraph
                                  (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred.

                 After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantee and this Indenture except for those surviving obligations specified above.

                 In order to have money available on a payment date to pay principal or interest on the Notes, the U.S.

Government Obligations shall be payable as to principal of or interest on or before such payment date in such amounts as will provide the necessary money.

                 "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

Section 202               Application of Trust Money.

                 The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Notes.

Section 303               Repayment to Company.

                 The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time.

                 The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest on the Notes that remains unclaimed for two years, provided that the Company shall have first caused notice of such payment to be published once in a newspaper of general circulation in the City of New York or mailed by certified mail to each Noteholder entitled thereto no less than 30 days prior to such repayment.
After that, Noteholders entitled to the money must look to the Company or the Guarantors for payment as general creditors unless otherwise provided by law.

Section 404               Reinstatement.

                 If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture, the Notes and the Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that, if the Company has made any payment of interest on or principal of any Note because of the reinstatement of its obligations, the Company or the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.


                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 101               Without Consent of Holders.

                 The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

                 (1)      to comply with Article Five;

                 (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                 (3) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder; or

                 (4)      to comply with the TIA.

Section 202               With Consent of Holders.

                 The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                 (1) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

                 (2) reduce the rate of or extend the time for payment of interest on any Note;

                 (3) reduce the principal of or change the fixed maturity of any Note or alter the redemption provisions with respect thereto;

                 (4) waive a default in the payment of the principal of (or premium, if any, on) or interest on any Note (including any payment required pursuant to Sections
                          4.08 and 4.09);

                 (5) make any Note payable in money other than that stated in the Note;

                 (6) make any change in Section 6.04 or 6.07 or the third sentence of this Section; or

                 (7)      make any change in Section 4.08 or 4.09 hereof.

                 Any amendment shall be effective upon certification to the Trustee by the Company or an agent of the Company that such amendment has been authorized by the Company and that the consent of the majority of an aggregate principal amount of the Notes has been obtained, unless such consents specify that they shall become effective at a later date, in which case such amendment shall become effective in accordance with the terms of such consent.

                 After an amendment or waiver under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing the amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 303               Compliance with Trust Indenture Act.

                 Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 404               Revocation and Effect of Consents.

                 Until an amendment, supplement, waiver, or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note even if notation of the consent is not made on any Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                 After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 505               Notation on or Exchange of Notes.

                 If an amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 606               Trustee to Sign Amendments, etc.

                 The Trustee shall sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.


                                   ARTICLE X

                                 SUBORDINATION

Section 101               Agreement to Subordinate.

                 The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes (including principal, premium, if any, and interest) is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of the Senior Indebtedness.

Section 202               Liquidation; Dissolution; Bankruptcy.

                 Upon any distribution to creditors of the Company in a total or partial liquidation or any dissolu-tion or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company, whether voluntary or involuntary:

                 (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal and interest (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such interest is allowed as a claim after commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Noteholders shall be entitled to receive any payment of principal of, interest on or otherwise in respect of the Notes; and

                 (2) until the Senior Indebtedness (as provided in subsection (1) above) is paid in full in cash, any distribution to which Noteholders would be entitled but for this Article 10 (including any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) shall be made to holders of Senior Indebtedness, as their interests may appear, except that Noteholders may receive Capital Stock or securities that are subordinated, to at least the same extent as the Notes, to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness.

                 For purposes of this Article 10, a distribution may consist of cash, securities or other property, by setoff or otherwise.

Section 303               Default on Senior Indebtedness.

                 Upon the final maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made by the Company or any person acting on behalf of the Company on account of the principal, interest or other charges in respect of the Notes.

                 The Company may not pay principal of or interest on the Notes or make any other direct or indirect payment or distribution on or in respect of the Notes (including any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) and may not acquire any Notes for cash or property (other than Capital Stock of the Company or other securities of the Company that are subordinated, to at least the same extent as the Notes, to (a) Senior Indebtedness and (b) any securities issued in exchange for Senior Indebtedness) if:

                 (1) a default in the payment of the principal of or interest on any Specified Senior Indebtedness occurs and is continuing that then permits the holders (or the agent) of such Specified Senior Indebtedness to accelerate its maturity or on the basis of which the maturity of such Specified Senior Indebtedness has been accelerated; or

                 (2) a default, other than a payment default, on any Specified Senior Indebtedness occurs and is continuing that then permits the holders (or the agent) of such Specified Senior Indebtedness to accelerate its maturity, and either such default is the subject of judicial proceedings or the Trustee or Paying Agent receives a notice of the default from a person who may give it pursuant to Section 10.11 hereof at least two business days prior to the relevant payment date. If the Company receives any such notice, a subsequent notice received within 365 days thereafter shall not be effective for purposes of this Section 10.03(2). No non-payment default which existed or was continuing on the date of delivery of any such notice shall be, or be made, the basis for a sub-sequent notice unless such default shall have been cured or waived for a period of not less than 90 days.

                 The Company shall resume payments on the Notes (including any missed payments and interest thereon) and may acquire them upon the earlier of:

                 (a) the default under Specified Senior Indebtedness is cured or waived, or

                 (b) in the case of a default referred to in Section 10.03(2) above, 179 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Article 10 otherwise permits the payment or acquisition at that time.

Secton 404                Acceleration of Notes.

                 If payment of the Notes is accelerated because of an Event of Default, the Company shall immediately notify holders of Senior Indebtedness of the acceleration. The Company may pay the Notes three business days after the delivery of the acceleration notice if this Article 10 permits the payment at that time; provided, however, that if no Senior Indebtedness is outstanding at the time of such acceleration, the Company shall pay the Notes in accordance with the provisions of Article 6 hereof.

Section 505               When Distribution Must Be Paid Over.

                 In the event that the Company shall make any payment to the Trustee on account of the principal and interest on the Notes at a time when such payment is prohibited by Section 10.02 or 10.03 hereof and the Trustee has received notice thereof, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 If a distribution is made to Noteholders that because of this
Article 10 should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 606               Notice by the Company.

                 The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article 10. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section
7.07 hereof.

Section 707               Subrogation.

                 After all Senior Indebtedness is paid in full and until the Notes are paid in full, Noteholders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes, if any) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and the Noteholders, a payment by the Company on Senior Indebtedness.

Section 808               Relative Rights.

                 This Article 10 defines the relative rights of Noteholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                 (2) affect the relative rights of Noteholders and creditors of the Company other than holders of Senior Indebtedness; or

                 (3) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Noteholders.

                 If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default. Notwithstanding the foregoing, any acceleration of the maturity of the Notes due to the default by the Company to make a payment required by Sections 6.01(1) and (2) hereof resulting from the operation of Section 10.03 hereof shall be automatically rescinded to the extent permitted by applicable law and all Events of Default which permitted the acceleration of the Notes or the pursuit of other remedies hereunder and under applicable law shall be deemed to be automatically and permanently cured to the extent permitted by applicable law if (i) all defaults on Specified Senior Indebtedness are permanently cured or waived and (ii) the payment or payments, the omission of which gave rise to the Event of Default, is or are made within 179 days after the date on which the Trustee or the Paying Agent received notice of the default or defaults on the Specified Senior Indebtedness; and provided further that at the time of such automatic rescission no other Event of Default or Defaults shall have occurred and be continuing. Such automatic rescission shall be effective as of the date both conditions specified in clauses (i) and (ii) above are satisfied.

Section 909               Subordination May Not Be Impaired by the Company.

                 No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evi-denced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 1010              Distribution or Notice to Representative.

                 Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative.

                 Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Noteholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 1111              Rights of Trustee and Paying Agent.

                 The Trustee or Paying Agent may continue to make payments on the Notes until it receives notice of facts that would cause the payment of principal of or interest on the Notes to violate this Article 10. Only the Company or a representative or a holder of Senior Indebtedness may give the notice.

                 The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have it if were not Trustee.

Section 1212              Authorization to Effect Subordination.

                 Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee as attorney-in-fact for any and all purposes.

Section 1313              Miscellaneous.

                          (a)     All rights and interests under this Article
10 of the holders of Specified Senior Indebtedness and Senior Indebtedness, and all agreements and obligations of the Holders, the Trustee and the Company under this Article 10, shall remain in full force and effect irrespective of:

                                 (i)       any lack of validity or
         enforceability of the Senior Credit Facility, the notes or security instruments issued pursuant thereto or any other agreement or instrument relating thereto;

                                 (ii)      any exchange, release or
         non-perfection of any Lien securing Senior Indebtedness, or any sale of or realization upon any property subject to such Lien, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness;

                                 (iii)     any change in the manner, place or
         terms of payment or extension of the time of payment of, or renewal or alteration or increase of, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;

                                 (iv) any release of any Person liable in any manner for the collection of Senior Indebtedness;

                                 (v) any exercise or failure to exercise any rights against the Company and any other Person; or

                                 (vi)      any other circumstance that might
         otherwise constitute a defense available to, or a discharge of, the Company in respect of Senior Indebtedness or the Trustee in respect of this Indenture.

                          (b)     The provisions of this Article 10 constitute
a continuing agreement and shall (i) remain in full force and effect until the Senior Indebtedness shall have been paid in full in cash, (ii) be binding upon the holders and the Trustee, the Company and their successors and assigns, and (iii) inure to the benefit of and be enforceable by each other holder of Specified Senior Indebtedness and Senior Indebtedness and their successors, transferees and assigns.


                                   ARTICLE XI

                            GUARANTEE OF SECURITIES

Section 101               Guarantee.

                 Subject to the provisions of this Article 11, each Guarantor hereby guarantees, on a senior subordinated basis, to each Holder of a Note authenticated and delivered by the Trustee (i) the due and punctual payment of the principal of, premium, if any, and interest on such Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and interest on, the Note, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and of this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. In case of the failure of the Company punctually to make any such payment of principal or interest, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, and as if such payment were made by the Company.

                 Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantees will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Sections 8.01 and 11.03. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of the Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declarations of acceleration of such obligations as provided in
Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantees. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6, the Trustee shall promptly make a demand for payment on the Notes under each Guarantee provided for in this Article 11 and not discharged.

                 The Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guarantee or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest on all Notes issued hereunder shall have been paid in full.

Section 202               Agreement to Subordinate.

                 Each Guarantor agrees, and each Noteholder by accepting a Note agrees, that all payments pursuant to the Guarantee by such Guarantor are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantors, to the same extent and manner that all payments pursuant to the Notes are subor-dinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company. This Section 11.02 is intended to be for the benefit of the holders of Senior Indebtedness of the Guarantors.

                 "Senior Indebtedness of the Guarantor" means, with respect to any Guarantor, the principal of, premium, if any, and accrued and unpaid interest on Indebtedness of the Guarantor, contingent or otherwise, in respect of borrowed money or otherwise, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee. Notwithstanding the foregoing, "Senior Indebtedness of the Guarantor" shall not include (i) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Guarantor, (ii) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (iii) Indebtedness of or amounts owed by such Guarantor for compensation to employees and for services, (iv) Indebtedness of such Guarantor to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (v) amounts owing under leases (other than Capital Lease Obligations) and (vi) any Indebtedness which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this definition if the holder(s) of such obligation or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an officers' certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture).

Section 303               Release of Guarantor.

                 A Guarantor shall be released from all of its obligations under its Guarantee if all or substantially all of its assets are sold or all of its Capital Stock are sold, in each case in a transaction in compliance with
Section 4.09 hereof, or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with
Article 5 hereof, and such Guarantor has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 404               Limitation on Guarantee.

                 Notwithstanding the other provisions of this Article 11, the maximum liability of a Guarantor pursuant to its Guarantee shall in no event exceed the Maximum Guaranteed Amount (as defined below).

                 The "Maximum Guaranteed Amount" with respect to a Guarantor shall mean the greater of:

                                  (i)      the amount received by such
         Guarantor in respect of all loans, advances or capital contributions made to such Guarantor with proceeds from the Notes ("Note Proceeds"); all debts and/or equity securities of such Guarantor acquired, repaid, redeemed or otherwise discharged with Note Proceeds; and the fair market value of all property acquired with Note Proceeds and transferred to such Guarantor; and

                                  (ii)     ninety-five percent (95%) of the
         Adjusted Net Worth of such Guarantor as of the earlier of (A) the date of the commencement of a case under Title 11 of the United States Code in which such Guarantor is a debtor or (B) the date enforcement hereunder is sought (the "Guarantee Date").

                 The "Adjusted Net Worth" of a Guarantor as of the Guarantee Date shall mean the excess of (a) the amount of the fair saleable value of the assets of such Guarantor as of such date determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors over (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the Guarantee Date, determined on the basis provided in clause
(a) above (excluding all liabilities under the Guarantees).

Section 505      Successors.

                 The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Holders and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges herein conferred upon the party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.


                                  ARTICLE XII

                                 MISCELLANEOUS

Section 101               Trust Indenture Act Controls.

                 If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 202               Notices.

                 Any notice or communication shall be given in writing and delivered in person or by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 if to the Company or any Guarantor:

                          c/o NewCity Communications, Inc.
                          10 Middle Street
                          Bridgeport, Connecticut 06604-4277
                          Attention:  President
                 if to the Trustee:

                          Shawmut Bank Connecticut,
                            National Association
                          777 Main Street
                          Hartford, Connecticut  06115
                          Attention:       Corporate Trust Administration

                 Any notice or communication to the Company, any Guarantor or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee and except that a mailed notice to the Trustee shall not be deemed to have been given until actually received by the Trustee).

                 The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Noteholder shall be mailed by first-class mail or other equivalent means to his address shown on the register kept by the Registrar.

                 Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or any Guarantor mails a notice or communication to Noteholders, it shall mail a copy to the Trustee and each agent at the same time.

                 In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 303               Communication by Holders with Other Holders.

                 Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 404               Certificate and Opinion as to Conditions Precedent.

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                 (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Setion 505                Statements Required in Certificate or Opinion.

                 Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with;

provided, however, that with respect to matters of law, an Officers' Certificate may be based upon an Opinion of Counsel, unless the signers know that such Opinion of Counsel is erroneous, and provided, further, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials, unless the signer knows that any such document is erroneous.

Section 606               When Treasury Notes Disregarded.

                 In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, such Guarantor or such obligor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any person directly or indirectly controlling or controlled by or under direct common control with the Company, such Guarantor or such obligor.

Section 707               Rules by Trustee and Agents.

                 The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 808               Legal Holidays.

                 A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open in either the State of New York or the State of Connecticut. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 909               Governing Law.

                 The laws of the State of New York shall govern this Indenture and the Notes and Guarantees, without regard to conflicts of laws and rules thereof.

Section 1010              No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Secton 1111               No Recourse against Others.

                 No stockholder, officer, director or incorporator, as such, past, present or future, of the Company or any Guarantor shall have any personal liability under the Notes or the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantee.

Section 1212              Successors.

                 All agreements of the Company or a Guarantor in this Indenture, the Notes and the Guarantee shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 1313              Multiple Counterparts.

                 The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 1414              Table of Contents, Headings, etc.

                 The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 1515              Severability.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   SIGNATURES

                                   NEWCITY COMMUNICATIONS, INC.
                                     as Issuer

(SEAL)                             By:/s/ John Riccardi
                                      ------------------------------------------
                                      Title: VP-CFO

Attest:

/s/ James T. Morley
- ----------------------------


                                   NEWCITY BROADCASTING COMPANY, INC.
                                   NEWCITY COMMUNICATIONS OF ALABAMA, INC.
                                   NEWCITY COMMUNICATIONS OF ATLANTA, INC.
                                   NEWCITY COMMUNICATIONS OF CONNECTICUT, INC.
                                   NEWCITY COMMUNICATIONS OF DAYTONA, INC.
                                   NEWCITY COMMUNICATIONS OF FLORIDA, INC.
                                   NEWCITY COMMUNICATIONS OF FULTON, INC.
                                   NEWCITY COMMUNICATIONS OF MASSACHUSETTS,INC.
                                   NEWCITY COMMUNICATIONS OF SAN ANTONIO, INC.
                                   NEWCITY COMMUNICATIONS OF SYRACUSE, INC.
                                   NEWCITY COMMUNICATIONS OF TULSA, INC.
                                   BIRMINGHAM COMMUNICATIONS,INC.
                                   NEWCITY TULSA TOWER, INC.
                                      as Guarantors

                                   By:/s/ John Riccardi
                                      ------------------------------------------
                                      Title: Treasurer VP-CFO

Attest:

/s/ James T. Morley
- ----------------------------


                                   AMERICAN COMEDY NETWORK, INC.

                                   COMMERCIALWORKS, INC.
                                   PARKCITY PRODUCTIONS, INC.
                                      as Guarantors


                                   By:/s/ John Riccardi
                                      ------------------------------------------
                                      Title: VP-CFO
                                             Treasurer
Attest:

/s/ James T. Morley
- ----------------------------

                                   SHAWMUT BANK CONNECTICUT,
                                      NATIONAL ASSOCIATION
                                      as Trustee


(SEAL)                             By:/s/ E.C. Hammer
                                      ------------------------------------------
                                      Title: Vice President

Attest:

/s/ Michelle K. Belzard
- ----------------------------